Exhibit 99.1

   Hampton Roads Bankshares Announces Second Quarter 2004 Financial Results

    CHESAPEAKE, Va., July 30 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton Roads, reported total assets of $324 million at June 30, 2004, representing a $19 million increase over June 30, 2003. The growth in assets was primarily attributable to an 11% increase in the Company's loan portfolio, which ended the quarter at a record $233 million. Total deposits also increased by $19 million to end the second quarter at $262 million.

    The Company's net income in the second quarter of 2004 was $687,564, or $0.08 per diluted share, as compared to $1,040,024, or $0.13 per diluted share, in the second quarter of 2003. Net income for the six months ended June 30, 2004 was $1,845,410 versus $2,010,436 for the comparable period ended June 30, 2003. These results represent a return on assets of 1.16% and a return on average equity of 8.89% for the six months ended June 30, 2004.

    The Company's second quarter financial results were impacted by a special provision for loan losses. Management adequately bolstered the loan loss reserve in consideration of a specific loan that is being closely monitored due to a Chapter 11 bankruptcy filing. As of June 30, 2004, the Company's total loan loss reserve was $3.5 million or 1.49% of total loans. Other financial measures continued to reflect sound credit quality. Loan losses in the first half of 2004 totaled $191,000 or 0.09% of average loans. As of June 30, 2004, non-performing assets, which include loans 90 days past due, nonaccrual loans, and foreclosed properties totaled $801,000, or 0.34% of total loans.

    Net interest income increased slightly in both the second quarter and first half of 2004 over comparable periods in 2003. Beneficial effects of loan growth on net interest income were largely offset by lower interest rates and compression of the net interest margin. Non-interest income was higher in the second quarter and first half of 2004 compared to the prior year's periods principally due to gains recorded on the sale of securities. Increases in non-interest expense in 2004 were slightly higher than last year, yet below the amount budgeted by the Company in consideration of its strong asset and loan growth.

    Hampton Roads Bankshares is traded on the Over the Counter Bulletin Board under the symbol HMPR. On June 30, 2004, shares of the Company's stock closed at $12.00 per share, up 26% from the closing price of $9.50 on June 30, 2003. Bank of Hampton Roads has been in business since 1987 and operates 15 offices throughout the cities of Chesapeake, Virginia Beach, Norfolk and Suffolk. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.



                        Hampton Roads Bankshares, Inc.
                             Financial Highlights
                                  Unaudited

                               Three Months Ended         Six Months Ended
                              June 30,     June 30,     June 30,     June 30,
                                2004         2003         2004         2003
        Operating Results
    Interest income          $4,321,230   $4,420,304   $8,532,388   $8,783,759
    Interest expense            944,327    1,117,741    1,938,427    2,304,498
    Net interest income       3,376,903    3,302,563    6,593,961    6,479,261
    Provision for loan
     losses                     599,000       84,000      683,000      169,000
    Noninterest income          910,435      841,145    2,163,335    1,655,287
    Noninterest expense       2,626,673    2,483,138    5,258,319    4,920,216
    Income taxes                374,101      536,546      970,567    1,034,896
    Net income                 $687,564   $1,040,024   $1,845,410   $2,010,436
    Basic net income per
     share                        $0.09        $0.13        $0.23        $0.26
    Fully diluted net
     income per share              0.08         0.13         0.22         0.25
    Book value per share           5.21         5.15         5.21         5.15

        Balance Sheet
        at Period-End
    Total Loans            $233,391,298 $210,093,929 $233,391,298 $210,093,929
    Total securities         62,418,667   53,602,271   62,418,667   53,602,271
    Total deposits          262,227,595  243,307,065  262,227,595  243,307,065
    Other borrowings         17,500,000   19,245,000   17,500,000   19,245,000
    Shareholders' equity     41,552,357   40,176,244   41,552,357   40,176,244
    Total assets            324,277,383  305,486,913  324,277,383  305,486,913


        Daily Averages
    Total Loans            $226,373,008 $211,880,273 $219,842,516 $209,075,578
    Total securities         67,616,830   55,296,144   65,410,644   55,845,105
    Total deposits          262,062,025  236,112,707  257,941,789  237,247,227
    Other borrowings         16,956,044   14,005,579   16,293,132   12,947,545
    Shareholders' equity     42,064,404   39,324,208   41,665,987   38,648,025
    Interest-earning
     assets                 300,944,288  273,019,022  295,900,625  272,938,018
    Interest-bearing
     liabilities            195,040,920  186,894,431  195,658,142  189,051,089
    Total assets            325,081,603  292,930,198  319,535,500  292,520,230


        Financial Ratios
    Return on average
     assets                       0.85%        1.42%        1.16%        1.39%
    Return on average
     equity                       6.57%       10.61%        8.89%       10.49%
    Net interest margin           4.51%        4.87%        4.49%        4.80%
    Efficiency ratio             61.27%       59.93%       60.05%       60.49%



                                 Three Months Ended     Six Months Ended
                                 June 30,   June 30,    June 30,   June 30,
                                  2004       2003        2004       2003
          Allowance for
           Loan Losses
    Beginning balance          $2,893,681  $2,896,444  $2,948,011  $2,842,855
    Provision for losses          599,000      84,000     683,000     169,000
    Charge-offs                   (35,647)   (166,772)   (191,421)   (204,471)
    Recoveries                     27,195       6,851      44,639      13,139
    Ending balance              3,484,229   2,820,523   3,484,229   2,820,523


        Nonperforming Assets
    Nonaccrual loans             $737,324    $151,749    $737,324    $151,749
    Loans 90 days past due
     and still accruing
      interest                     64,086     122,401      64,086     122,401
    Other real estate owned             -     458,358           -     458,358
    Total nonperforming assets    801,410     732,508     801,410     732,508

         Asset Quality Ratios
    Nonperforming assets
     to total assets                0.25%       0.24%       0.25%       0.24%
    Allowance for loan
     losses to total loans          1.49%       1.34%       1.49%       1.34%
    Allowance for loan losses
     to nonperforming assets      434.76%     385.05%     434.76%     385.05%


    This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology evolving banking industry standards.

    CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000.

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             07/30/2004
    /CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000/
    /Web site:  http://www.bankofhamptonroads.com /
    (HMPR)

CO:  Hampton Roads Bankshares, Inc.
ST:  Virginia
IN:  FIN OTC
SU:  ERN